                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-45443


                             PROSPECTUS SUPPLEMENT
                              DATED APRIL 16, 1998
                     TO THE PROSPECTUS DATED APRIL 10, 1998

                       ALTERNATIVE LIVING SERVICES, INC.

     Alternative Living Services, Inc. (the "Company") has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated April 10, 1998 relating to the Company's $35,000,000 aggregate principal amount of Convertible Subordinated Debentures due 2006 (the "Debentures") issued in a private placement on May 17, 1996 and the 1,717,217 shares of common stock, $.01 par value, of the Company that are issuable upon conversion of the Debentures, subject to adjustment under certain circumstances.

     The table set forth in the Prospectus under the caption "SELLING SECURITYHOLDERS" is hereby supplemented as follows:

                                               PRINCIPAL          PRINCIPAL
                                                 AMOUNT            AMOUNT
                                                  OF                 OF
                                              DEBENTURES         DEBENTURES          PERCENT OF
                                             BENEFICIALLY        THAT MAY BE         OUTSTANDING
NAME                                            OWNED               SOLD              DEBENTURES
----                                         ------------        -----------         -----------
Prudential Securities, Inc................   $  200,000          $  200,000               *

---------------
*Less than 1%